Exhibit 99.1

Liquidia Corporation Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

•	Achieved YUTREPIA® net product sales of $148.3 million for the full year 2025 with $90.1 million in the fourth quarter

•	More than 3,600 unique prescriptions received and 2,900 patients treated to date since launch in June 2025

•	Ended 2025 with $190.7 million in cash and cash equivalents, an increase of $33 million from the third quarter

•	Recorded second consecutive quarter of profitability

MORRISVILLE, N.C., March 5, 2026 – Liquidia Corporation (NASDAQ: LQDA), a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases, today reported financial results for the full year ended December 31, 2025. The company will also host a webcast at 8:30 a.m. ET on March 5, 2026, to discuss its financial results and provide a corporate update.

Dr. Roger Jeffs, Liquidia’s Chief Executive Officer, said: “As we close 2025, we are encouraged by how quickly YUTREPIA® has taken hold in clinical practice, placing it among one of the top specialty drug launches over the past five years across all therapeutic categories. Adoption continues to broaden across PAH and PH-ILD, with increasing depth in treatment centers and more experience transitioning appropriate patients from oral, inhaled and systemic prostacyclin therapies.

Having increased profitability in our second full quarter after launch, we will build on this foundation in 2026 from a position of financial strength. We plan to deepen prescriber adoption, grow our sales force, expand YUTREPIA’s clinical evidence through multiple new studies, and advance L606 into pivotal trials, all of which will be funded from operations. We believe YUTREPIA and L606 have the potential to establish a new standard for the use of inhaled prostacyclin as a critical therapeutic modality across serious and progressive cardiopulmonary diseases.”

YUTREPIA® Commercial Launch Highlights (as of February 28, 2026)

•	Received more than 3,600 unique patient prescriptions since launch

•	Started more than 2,900 patients on treatment since launch

•	Prescription-to-start conversion remained strong at or above the 85% level reported in the third quarter of 2025

•	Increased total number of prescribers to approximately 860, more than half of whom have prescribed YUTREPIA to at least 2 patients and 25% have referred 5 or more patients

Fourth Quarter and Full Year 2025 Financial Results

YUTREPIA sales led to the company’s second consecutive quarter of profitability with net income of $14.6 million and positive non-GAAP adjusted EBITDA of $27.3 million in fourth quarter of 2025.

Cash and cash equivalents totaled $190.7 million as of December 31, 2025, compared to $176.5 million as of December 31, 2024.

Product sales, net, were $148.3 million in the year ended December 31, 2025. We began shipping YUTREPIA to our customers in the United States in June 2025, following receipt of full FDA approval for YUTREPIA on May 23, 2025. We did not recognize any revenue from product sales during 2024.

Service revenue, net, was $10.0 million for the year ended December 31, 2025, compared to $14.0 million for the year ended December 31, 2024. Service revenue, net was related primarily to the promotion agreement with Sandoz, Inc. pursuant to which we share profits from the sale of Treprostinil Injection in the United States. The decrease of $4.0 million was primarily due to lower sales volumes in the current year.

Cost of product sales was $8.8 million for the year ended December 31, 2025. Cost of product sales is related to sales of YUTREPIA. We did not record any cost of product sales during 2024.

Cost of service revenue was $4.4 million for the year ended December 31, 2025, compared to $5.9 million for the year ended December 31, 2024. The decrease from 2024 to 2025 reflects a lower allocation of the cost of our commercial field force to Treprostinil Injection resulting from the commercial launch of YUTREPIA in the second quarter of 2025.

Research and development expenses were $39.3 million for the year ended December 31, 2025, compared to $47.8 million for the year ended December 31, 2024, a decrease of $8.5 million or 18%. The decrease was primarily due to an $8.8 million decrease in personnel expenses, a $2.2 million decrease in stock-based compensation, and a $3.0 million decrease in facilities and infrastructure expenses resulting from a shift from activities related to research and development to the commercialization of YUTREPIA in addition to a $1.7 million decrease in expenses related to our YUTREPIA research and development activities. These decreases were offset by a $9.0 million increase in clinical expenses for our L606 program.

Selling, general and administrative expenses were $157.2 million for the year ended December 31, 2025, compared to $81.6 million for the year ended December 31, 2024, an increase of $75.6 million or 93%. The increase was primarily due to a $33.7 million increase in personnel expenses and a $12.7 million increase in stock-based compensation driven by higher headcount, a $16.1 million increase in commercial and consulting expenses to support the commercialization of YUTREPIA, a $5.3 million increase in legal fees related to our ongoing YUTREPIA-related litigation, and a $3.7 million increase in facilities and infrastructure expenses.

Total other expenses, net was $17.5 million for the year ended December 31, 2025, compared to $7.0 million for the year ended December 31, 2024. The increase of $10.5 million was primarily attributable to the higher borrowings under our revenue interest financing agreement with HealthCare Royalty Partners IV, L.P.

Net loss for the year ended December 31, 2025, was $68.9 million, or $0.80 per basic and diluted share, as compared to a net loss of $128.3 million, or $1.63 per basic and diluted share, for the year ended December 31, 2024.

Webcast Information

Liquidia will host a live webcast at 8:30 a.m. Eastern Time on March 5, 2026, to discuss the year end 2025 financial results and corporate update. The webcast will be available on Liquidia's website at https://liquidia.com/investors/events-and-presentations. A rebroadcast of the event will be available and archived for a period of one year at the same location.

About YUTREPIA® (treprostinil) Inhalation Powder

YUTREPIA is an inhaled dry-powder formulation of treprostinil delivered through a convenient, low-effort, palm-sized device. YUTREPIA is indicated for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) to improve exercise ability. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. YUTREPIA was previously referred to as LIQ861 in investigational studies.

About L606 (liposomal treprostinil inhalation suspension)

L606 is an investigational, extended-release formulation of treprostinil administered twice-daily with a next-generation nebulizer. The L606 suspension uses a proprietary liposomal formulation to encapsulate treprostinil which can be released slowly at a controlled rate into the lung, enhancing drug exposure over an extended period of time. L606 is currently being evaluated in an open-label study in the United States for treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) and a global pivotal placebo-controlled efficacy study for the treatment of PH-ILD.

About Treprostinil Injection

Treprostinil Injection is the first-to-file, fully substitutable generic treprostinil for parenteral administration. Treprostinil Injection contains the same active ingredient, same strengths, same dosage form and same inactive ingredients as Remodulin® (treprostinil) and is offered to patients and physicians with the same level of service and support, but at a lower price than the branded drug. Liquidia PAH promotes the appropriate use of Treprostinil Injection for the treatment of PAH in the United States in partnership with its commercial partner, Sandoz, who holds the Abbreviated New Drug Application (ANDA) with the FDA.

About Pulmonary Arterial Hypertension (PAH)

Pulmonary arterial hypertension (PAH) is a rare, chronic, progressive disease caused by hardening and narrowing of the pulmonary arteries that can lead to right heart failure and eventually death. Currently, an estimated 45,000 patients are diagnosed and treated in the United States. There is currently no cure for PAH, so the goals of existing treatments are to alleviate symptoms, maintain or improve functional class, delay disease progression and improve quality of life.

About Pulmonary Hypertension Associated with Interstitial Lung Disease (PH-ILD)

Pulmonary hypertension (PH) associated with interstitial lung disease (ILD) includes a diverse collection of up to 150 different pulmonary diseases, including interstitial pulmonary fibrosis, chronic hypersensitivity pneumonitis, connective tissue disease-related ILD, and chronic pulmonary fibrosis with emphysema (CPFE) among others. Any level of PH in ILD patients is associated with poor 3-year survival. A current estimate of PH-ILD prevalence in the United States is greater than 60,000 patients, though actual prevalence in many of these underlying ILD diseases is not yet known due to factors including underdiagnosis and lack of approved treatments until March 2021 when inhaled treprostinil was first approved for this indication.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases through precise, innovative therapies and applications of its proprietary PRINT® Technology. PRINT enabled the creation of YUTREPIA® (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD).  The company is also developing L606, an investigational extended-release formulation of treprostinil administered twice-daily with a next-generation nebulizer, and currently markets generic Treprostinil Injection for the treatment of PAH. To learn more about Liquidia, please visit www.liquidia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements.

Forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, the timelines or outcomes related to patent litigation with United Therapeutics in the U.S. District Court for the District of Delaware and U.S. District Court for the Middle District of North Carolina, or other litigation between Liquidia and United Therapeutics or others, including rehearings or appeals of decisions in any such proceedings, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, our estimates regarding future expenses, capital requirements and needs for additional financing, and potential revenue and profitability of YUTREPIA involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Our ability to maintain YUTREPIA’s approval and to continue commercialization of YUTREPIA remain subject to ongoing litigation in which United Therapeutics is seeking injunctive relief, which could block our ability to continue to sell YUTREPIA for one or both of PAH and PH-ILD. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release and the accompanying tables include U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP financial measures. For a description of such non-GAAP financial measures, including the reasons for using such measures, and reconciliations of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section titled “About Non-GAAP Financial Information” below.

Contact Information

Investors:
Jason Adair
Chief Business Officer
919.328.4350
Jason.adair@liquidia.com

Media:
media@liquidia.com

Liquidia Corporation
Select Consolidated Balance Sheet Data
(in thousands)

	December 31,	December 31,
	2025	2024
Cash and cash equivalents	$190,680	$176,479
Total assets	$327,934	$230,313
Total liabilities	$283,186	$150,935
Accumulated deficit	$(626,313)	$(557,389)
Total stockholders’ equity	$44,748	$79,378

Liquidia Corporation
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Revenues:
Product sales, net	$90,102	-	$148,288	—
Service revenue, net	1,919	2,917	10,032	13,996
Total revenue	92,021	2,917	158,320	13,996
Costs and expenses:
Cost of product sales	6,324	-	8,824	—
Cost of service revenue	731	1,354	4,418	5,879
Research and development	16,943	16,475	39,276	47,842
Selling, general and administrative	48,236	21,195	157,178	81,569
Total costs and expenses	72,234	39,024	209,696	135,290
Income (loss) from operations	19,787	(36,107)	(51,376)	(121,294)
Other income (expense):
Interest income	1,667	2,104	6,624	7,654
Interest expense	(6,899)	(4,507)	(24,172)	(14,651)
Total other expense, net	(5,232)	(2,403)	(17,548)	(6,997)
Net income (loss) and comprehensive income (loss)	14,555	(38,510)	$(68,924)	$(128,291)
Net income (loss) per common share, basic	0.17	(0.45)	$(0.80)	$(1.63)
Net income (loss) per common share, diluted	0.15	(0.45)	(0.80)	(1.63)
Weighted average common shares outstanding, basic	87,105,618	84,687,791	86,059,101	78,707,503
Weighted average common shares outstanding, diluted	100,051,780	84,687,791	86,059,101	78,707,503

About Non-GAAP Financial Information

To supplement our financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release includes certain non-GAAP financial measures, such as Adjusted EBITDA. We believe the use of such non-GAAP financial measures provides investors with additional insight into our operational performance. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

Adjusted EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, other income and expense, income taxes, depreciation and amortization, and certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted EBITDA should not be considered in isolation or as a substitute to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate them in the same manner as we calculate these measures.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance GAAP, please see the table titled “Reconciliation of Non-GAAP Financial Information” below.

Liquidia Corporation

Reconciliation of Non-GAAP Financial Information

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)
(in thousands)

Three Months Ended
December 31,
2025
Net income	$14,555
Interest expense, net	5,232
Income tax expense	-
Depreciation and amortization	321
EBITDA	$20,108
Stock-based compensation	7,206
Adjusted EBITDA	$27,314